SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2004

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 3, 2004, Actuant Corporation (the “Company”) entered into Amendment No.1 to the Stock Purchase Agreement dated November 18, 2004 (“Amendment No. 1”) with Key Components, Inc. (“KCI”) and the shareholders of KCI. Amendment No. 1 provides that the Company will purchase all of the issued and outstanding shares of common stock and preferred stock of KCI without requiring that all of the outstanding preferred stock of KCI be converted into Common Stock immediately prior to closing. There are no material relationships between KCI and the Company or any of its affiliates, other than with respect to Amendment No. 1 and the Stock Purchase Agreement dated November 18, 2004. The foregoing description of Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 1. A copy of Amendment No. 1 is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

2.1 Amendment No. 1 to Stock Purchase Agreement, dated as of December 3, 2004, by and among Actuant Corporation, Key Components, Inc., and the Shareholders of Key Components, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)

Date: December 9, 2004	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer